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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 26, 2005


                            NorthWestern Corporation
             (Exact name of registrant as specified in its charter)




            Delaware                       0-692                46-0172280
 (State or other jurisdiction of  (Commission File Number)     (IRS Employer
          incorporation)                                     Identification No.)

            125 South Dakota Avenue                                 57104
           Sioux Falls, South Dakota                             (Zip Code)
    (Address of principal executive offices)

                                 (605) 978-2908
              (Registrant's telephone number, including area code)


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Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2005, the Board of Directors of NorthWestern Corporation (the "Company") established the 2005 compensation to be paid to the non-employee members of the Board of Directors appointed on November 1, 2004, upon the effective date of the Company's plan of reorganization.

The Company will pay a $25,000 annual retainer to each of the non-employee directors and a $100,000 annual retainer to the non-employee Chairman of the Board of Directors. In addition, the Company will pay a supplemental $8,000 annual retainer to the Chairman of the Audit Committee and supplemental $6,000 annual retainers to the Chairmen of the Human Resources and Governance Committees. The annual retainers are payable quarterly in equal installments. Non-employee directors may elect to defer annual retainer payments, subject to compliance with the Company's 2005 Deferred Compensation Plan for Non-employee Directors. Deferral elections for 2005 must be made by March 2, 2005.

The Company also will pay non-employee directors, other than the Chairman of the Board of Directors, $1,250 for each board or committee meeting in which such director participates. The Company also will reimburse non-employee directors for the cost of participation in certain continuing education programs.

Following adoption of the Company's proposed 2005 Long-Term Incentive Plan by the Board of Directors, the Company will grant the Chairman of the Board of Directors a fully vested award of 4,000 shares of restricted common stock and each non-employee director a fully vested award of 3,000 shares of restricted common stock, in each case pursuant to the terms of the 2005 Long-Term Incentive Plan, as adopted. Once received, each board member must retain at least one times his or her total board compensation (retainer and committee fees) in deferred stock units.

The Company's non-employee directors are E. Linn Draper, Jr.; Stephen P. Adik; Jon S. Fossel; Julia L. Johnson; Corbin A. McNeill, Jr.; and Philip L. Maslowe.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NorthWestern Corporation


                                    By:     /s/ Roger P. Schrum
                                            ------------------------------------
                                            Roger P. Schrum
                                            Vice President - Human Resources and
                                            Communications


Date:  January 28, 2005